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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form S-4 (Registration File No. 333-70132) of Penton Media, Inc. of our report dated February 7, 2001, except as to Note 20 which is as of June 6, 2001, relating to the financial statements of Penton Media, Inc., which appear in such Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Amendment No. 2 to the Registration Statement.



PricewaterhouseCoopers LLP

Cleveland, Ohio
October 11, 2001